Exhibit 10(b)

Amendments to Deferred Compensation Plan

1.	Subsection (D) of Section 8 is amended in its entirety effective August 1, 2005 to read as follows:

(D)	Upon Death. If a Participant dies before receiving all payments under the Plan, payment of the balance in the Participant’s Deferral Accounts shall be made to the Participant’s designated beneficiary in the forms of distribution elected by the Participant on the Participant’s Deferral Elections as soon as practicable after the March 1 following the date of the Participant’s death. To be valid, a beneficiary designation must be in writing and the written designation must have been delivered to and accepted by the Plan Administrator prior to the Participant’s death.

If at the time of the Participant’s death the Company is not in possession of a fully effective beneficiary designation form, or if the designated beneficiary does not survive the Participant, the Participant’s beneficiary shall be the person or persons surviving the Participant in the first of the following classes in which there is a survivor. If a person in the class surviving dies before receiving the balance of the Participant’s Deferral Accounts (or the person’s share of such Participant’s Deferral Account balance in the case of more than one person in the class), that person’s right to receive the Participant’s Deferral Account balance will lapse and the determination of who will be entitled to receive the Participant’s Deferral Account balance will be made as if that person predeceased the Participant.

(a)	Participant’s surviving spouse.

(b)	Participant’s surviving same-sex spouse.

(c)	Participant’s surviving domestic partner.

(d)	Equally to the Participant’s children, except that if any of the Participant’s children predeceases the Participant but leave descendants surviving, such descendants shall take by right of representation the share their parent would have taken if living.

(e)	Participant’s surviving parents equally.

(f)	Participant’s surviving brothers and sisters equally.

(g)	Participant’s estate.

2.	Section 8 is amended effective August 1, 2005 by adding a new subsection (I) to the end thereof, to read as follows:

(I)	Definitions Relating to Marital Status. For all purposes under this Plan, the following terms have the meanings assigned to them below:

(1)	The term “spouse” means a person of the opposite gender from the Participant who is legally married to the Participant at the relevant time under the laws of the state in which they reside and who satisfies the requirements under 1 U.S. Code Section 7 for being treated as a spouse for purposes of federal law.

(2)	The term “same-sex spouse” means a person of the same gender as the Participant who at the relevant time either (i) is recognized as being legally married to the Participant under the laws of the state or country in which the relationship was created, or (ii) is a person who has joined with the Participant in a civil union that is recognized as creating some or all of the rights of marriage under the laws of the state or country in which the relationship was created.

(3)	The term “domestic partner” means a person who is not the spouse or same-sex spouse of the Participant as defined in subsections (1) and (2) above, but who at the relevant time is the Participant’s significant other (together referred to as “partners”) with whom the Participant lives and shares financial responsibility. A domestic partner may be the same gender or opposite gender. A person will be considered a domestic partner of the Participant if the Participant or other person can provide a domestic partnership certificate to the Company from a city, county or state which offers the ability to register a domestic partnership. If the Participant and domestic partner reside in an area where such a certificate is not available, a person will not be considered a domestic partner unless the Participant and/or domestic partner provides sufficient evidence to the Company that all of the following requirements are satisfied:

(a)	The partners have had a single, dedicated relationship for at least six months and intend to remain in the relationship indefinitely.

(b)	The partners share the same permanent residence and have done so for at least six months.

(c)	The partners are not related by blood or a degree of closeness which would prohibit marriage under the law of the state in which they reside.

(d)	Neither partner is married to another person under either statutory or common law, and neither has a same-sex spouse or is a member of another domestic partnership.

(e)	Each partner is mentally competent to consent or contract.

(f)	Both partners are at least 18 years of age.

(g)	The partners are financially interdependent, are jointly responsible for each other’s basic living expenses, and are able to provide documents proving at least three of the following situations to demonstrate such financial interdependence:

(1)	Joint ownership of real property or a common leasehold interest in real property.

(2)	Common ownership of an automobile.

(3)	Joint bank or credit accounts.

(4)	A will which designates the other as primary beneficiary.

(5)	A beneficiary designation form for a retirement plan or life insurance policy signed and completed to the effect that one partner is a beneficiary of the other.

(6)	Designation of one partner as holding power of attorney for health care needs of the other.